Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Iridium Communications Inc. on Forms S-3 (File Nos. 333-162206, 333-159673 and 333-165513) and Form S-8 (333-165508) of our report dated March 28, 2008 with respect to our audit of the financial statements for the period ended December 31, 2007 of Iridium Communications Inc., included in the Form 8-K dated May 10, 2010 of Iridium Communications Inc.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements on Forms S-3.

/s/ Eisner LLP

New York, New York

May 10, 2010